[LETTERHEAD]
        Paul, Hastings, Janofsky & Walker, LLP
                345 California Street
        San Francisco, California  94104-2635





                  August 25, 1997


McM Funds
One Bush Street, Suite 800
San Francisco, California 94104

Dear Ladies and Gentlemen:

          You have requested our opinion as counsel to McM Funds, a Delaware business trust (the "Trust"), with respect to the shares of beneficial interest of the various series of the Trust (the "Funds") sold by the Trust during its fiscal year ended June 30, 1997 (respectively, the "Shares" and the "Fiscal Year") in connection with the notice (the "Notice") being filed by the Trust with the Securities and Exchange Commission pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Act").

          In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following, records, documents and instruments:

          (a) the Trust's Trust Instrument, dated February 3, 1994 as amended May 9, 1994 (the "Trust Instrument"), and certified to us by an officer of the Trust as being true and complete and in effect throughout the Trust's Fiscal Year;

          (b) the Trust's Certificate of Trust as filed with the Delaware Secretary of State on February 15, 1994, and certified to us by an officer of the Trust being true and complete and in effect throughout the Fiscal Year;


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McM
August 25, 1997
Page 2

     (c) the By-laws of the Trust, as amended through the date of the certificate identified in item (f) below (the "By-laws"), and certified to us by an officer of the Trust as being true and complete and in effect throughout the Trust's Fiscal Year;

     (d)  the Funds' Prospectuses and Statements of
          Additional Information effective during, the Fiscal
          Year (collectively, the "Prospectuses");

     (e) resolutions adopted by the Board of Trustees of the Trust at meetings of the Board held on May 9, 1994, March 13, 1995, September 18, 1995 and June 3, 1996, relating to: (1) the designation of the series of the Trust of which the Shares are part and issuance of the Shares, and (2) the approval and ratification of the Prospectuses and Statements of Additional Information of the Trust effective during the Trust's Fiscal Year, in each case certified to us as in effect without amendment or modification through the date of the certificate identified in item (f) below; and

     (f)  a certificate of an officer of the Trust dated
          August 25, 1997 concerning certain factual matters.

          In rendering our opinion below, we have assumed that all of the Shares were issued and sold at no less than the per share public offering price on the date of their issuance in accordance with statements specified in the Funds' then current Prospectus and in accordance with Article II of the Trust Instrument. In rendering our opinion, we have assumed that the Funds received, in cash or securities, an amount equal to no less than the per share public offering price as described in the Funds' then current Prospectus. We have not conducted an independent examination of the books and records of the Trust for the purpose of determining whether all of the Shares were fully paid prior to their issuance and do not believe it to be our obligation to do so.

          Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have braced our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code, and the case law interpreting such Chapter as reported in Delaware Code Annotated (Michie Co. 1996) and updated on Westlaw through August 20, 1997. We have not undertaken a review of other Delaware law or court decisions or of any administrative decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State



McM Funds
August 25, 1997
Page 3

of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

          Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, we are of the opinion that the Shares, as sold pursuant to registration under the Securities Act of 1933, as amended, and Rule 24f-2 adopted under the Act, were legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Notice being filed by the Trust with the Securities ant Exchange Commission.

          This opinion is rendered to you in connection with the Notice and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

                                   Very truly yours,

                                   /s/ Paul, Hastings,
Janofsky & Walker LLP



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                     McM FUNDS
       OFFICER'S CERTIFICATE REGARDING SHARES
                   ISSUED DURING FISCAL 1997

          The undersigned officer of McM Funds (the "Trust"), in connection with the opinion to be rendered by Paul, Hastings, Janofsky & Walker LLP ("PHJ&W") as required by Rule 24f-2(b)(1) under the Investment Company Act of 1940, as amended, in connection with the Trust's filing of a Rule 24f-2 Notice with the Securities and Exchange Commission, hereby certifies to PHJ&W that:

     1. The undersigned is an officer of the Trust and is authorized to execute this certificate on behalf of the Trust;

     2. The undersigned has furnished PHJ&W with a true and complete copy of the Trust's Trust Instrument, dated February 3, 1994 as amended May 9, 1994, and that instrument, as so amended (the "Trust Instrument"), has been in effect throughout the Trust's fiscal year ended June 30, 1997 (the "Fiscal Year");

     3. The undersigned has furnished PHJ&W with a true and complete copy of the Trust's Certificate of Trust as filed with the Delaware Secretary of State on February 15, 1994 (the "Certificate"). The Certificate, without further amendments, has been in effect throughout the Trust's Fiscal Year;

     4. The undersigned has furnished PHJ&W with a true and complete copy of the Trust's By-laws, as amended to the date hereof, and that document, as so amended (the "By-laws"), has been in effect throughout the Trust's Fiscal Year;

     5. All shares sold by the Trust, in separate series, during the Fiscal Year, were sold in reliance upon Rule 24f-2 and in accordance with the requirements of the Trust's Registration Statement under the Securities Act of 1933, as amended, as that Registration Statement was amended and in effect throughout that period;

     6. The undersigned has furnished PHJ&W with true and correct copies of the resolutions of the Trust's Board of Trustees ("Board"), adopted at meetings of the Board held on May 9, 1994, March 13, 1995, September 18, 1995 and June 3, 1996, and such resolutions remain in full force and effect through the date hereof;

     7. The total number of Shares issued and sold during the Fiscal Year is correctly reflexed in the Trust's Rule 24f-2 Notice for the Fiscal Year;

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     8.   All sales of the Trust's shares effected during the
          Fiscal Year were sold at the public offering price described in Trust's then current Prospectus and Statement of Additional Information, such sales were made for cash or for securities equal in amount to the net asset value of those shares on the dates they were issued, and such cash or securities were actually received by the Trust; and

     9. To the knowledge of the undersigned, no action or proceeding seeking to revoke, terminate, wind up or dissolve the Trust has been taken or commenced.



                    McM FUNDS

                    By:   /s/ Deane A. Nelson
                    Name: Deane A. Nelson
                    Title: Vice President and Secretary

Dated:  August 25, 1997